Press Release-

Coinmach Service Corp. Announces Fourth Quarter and Fiscal Year 2005
Financial Results

•	Q4 Fiscal 2005 EBITDA increased to $40.6 million versus $38.7 million in Q4 Fiscal 2004

•	Q4 Fiscal 2005 Net Cash Generated increased to $8.4 million versus $4.8 million in Q4 Fiscal 2004

•	Fiscal 2005 EBITDA increased to $160.1 million versus $155.7 million in Fiscal 2004

•	Fiscal 2005 Net Cash Generated (after capital and interest) increased to $31.2 million versus $13.5 million in Fiscal 2004

PLAINVIEW, N.Y., May 25, 2005 /PRNewswire-FirstCall/ — Coinmach Service Corp. (Amex: “DRY”) (the “Company”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its financial results for the fourth quarter and fiscal year 2005. In addition, as previously announced, the Company will make a distribution payment of $0.375 per IDS unit. This distribution will consist of a declared dividend of approximately $0.206 per share of Class A common stock (or approximately $3.9 million in the aggregate) and an interest payment of approximately $0.169 per note underlying the IDS unit (or approximately $3.2 million in the aggregate). The dividend will be paid on June 1, 2005 to holders of record as of the close of business on May 25, 2005.

This interest and dividend payment covers the period from January 1, 2005 through March 31, 2005. Based on the closing IDS unit price of $12.79 at the end of trading on Wednesday, May 25, 2005, the total payment of approximately $0.375 per IDS unit (which includes both dividends and interest) represents an annualized yield of approximately 11.7%. The next anticipated dividend and interest payment date for the IDS unit is scheduled for September 1, 2005. The Company has adopted a dividend policy pursuant to which it plans to make annual payments to IDS holders aggregating $1.50 per unit, representing approximately $0.67 per unit of interest payments and approximately $0.83 per unit of dividend payments.

Net Cash Generated was $8.4 million (or $0.44 per share of Class A common stock) for the 4th quarter of Fiscal 2005 as compared to $4.8 million for the 4th quarter of Fiscal 2004. Each of the Company’s business segments reported improved operating results. Driving these results was continued strong performance from the Company’s core business (the “route” business) and the equipment rental business.

Net Cash Generated (after capital and interest payments)

The following table reflects the computation of Net Cash Generated * (in millions):

	Quarter ended			Fiscal Year ended
	March 31,			March 31,
	2005		2004	2005		2004
Consolidated EBITDA:	$40.6	(1)	$38.7	$160.1	(1)	$155.7
less:
Interest Expense:
Third party notes and other (2)	11.9		14.2	54.1		57.4
IDS notes	3.3		—	4.5		—
Capital Expenditures (3)	17.0		19.7	70.3		84.8

Net Cash Generated	$8.4		$4.8	$31.2		$13.5

*	For information regarding the Company’s use of Net Cash Generated (after capital and interest payments) and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1)	Consolidated EBITDA excludes transaction costs relating to the Company’s initial public offering.

(2)	Excludes escrow interest for the period November 24, 2004 through December 24, 2004 on the portion of the 9% senior notes due 2010 redeemed in connection with the IDS transaction.

(3)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

Fourth Quarter and Fiscal year 2005 Results

The following discussion of operating results focuses on revenue and EBITDA for each of our operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net loss and cash flow from operating activities refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

		Quarter ended			Fiscal Year ended
		March 31,			March 31,
		2005		2004	2005		2004
Revenue:	Route business	$118.7		$118.1	$472.5		$469.6
	Rental business	8.9		8.6	34.4		32.6
	Distribution business.	8.9		6.2	31.7		28.9

	Total	136.5		132.9	538.6		531.1

EBITDA:
	Route business	$39.2		$38.5	$155.4		$154.4
	Rental business	3.4		3.0	13.8		12.2
	Distribution business.	0.8		(0.2)	1.4		(1.2)
	Corporate	(2.8)		(2.6)	(10.5)		(9.7)

	Total	40.6	*	38.7	160.1	*	155.7

* excludes IDS transaction costs.
Capital Expenditures: (1)
	Route business	$15.6		$17.8	$64.2		$75.4
	Rental business	0.8		0.9	3.8		7.1
	Distribution business.	0.2		0.1	0.4		0.6
	Corporate (2)	0.4		0.9	1.9		1.7

	Total	17.0		19.7	70.3		84.8

(1)	Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(2)	Includes capital expenditures attributable to our current technology upgrade project, which relates primarily to upgrading programs for our field service management and collection systems for the periods presented.

Route Business

The Route business consists of leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment, collecting revenues generated from laundry machines and operating 160 retail laundromats located throughout Texas and Arizona.

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenue	$118.7	$118.1	$472.5	$469.6

EBITDA	$39.2	$38.5	$155.4	$154.4

Capital Expenditures	$15.6	$17.8	$64.2	$75.4

Revenue and EBITDA grew principally due to the net result of an increase in third party service income and price increases, offset slightly by decreased revenue primarily in the Southwest and Midwest areas caused by higher vacancy rates during the 2005 Fiscal Year. EBITDA increased due to the factors mentioned above. Capital expenditures decreased due to increased emphasis on returns on invested capital as well as the change in the mix of equipment installed.

Equipment Rental Business

The Equipment Rental business consists of Appliance Warehouse of America, Inc. (“AWA”).

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenue	$8.9	$8.6	$34.4	$32.6

EBITDA	$3.4	$3.0	$13.8	$12.2

Capital Expenditures	$0.8	$0.9	$3.8	$7.1

Revenue and EBITDA increased primarily due to internal growth of the machine base in existing areas of operations.

Equipment Distribution Business

The Equipment Distribution business consists of Super Laundry Equipment Corp.

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenue	$8.9	$6.2	$31.7	$28.9

EBITDA	$0.8	$(0.2)	$1.4	$(1.2)

Capital Expenditures	$0.2	$0.1	$0.4	$0.6

Revenue increased primarily due to an increase in sales from the Northeast and Midwest operations. EBITDA increased due to a reduction in operating expenses as a result of the closing of California operations in the distribution business. Revenue and EBITDA generated from the distribution business unit are sensitive to general market and economic conditions.

Corporate

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
General and Administrative	$(2.8)	$(2.6)	$(10.5)	$(9.7)

Capital Expenditures	$0.4	$0.9	$1.9	$1.7

The increase in general and administrative expenses was primarily due to incremental ongoing expenses associated with being a public company. Corporate capital expenditures are attributable to our current technology upgrade project, which relates primarily to upgrading programs for our field service management and collection systems.

Earnings Conference Call

The Company has scheduled a conference call for Thursday, May 26, 2005 at 11:00 a.m. Eastern Standard Time to discuss its fiscal year-end financial results. Hosting the call will be Stephen R. Kerrigan, the Company’s Chairman and Chief Executive Officer and Robert M. Doyle, the Company’s Chief Financial Officer. Interested parties may participate by accessing the teleconference via a webcast on the Company’s Investor Relations page, www.coinmachservicecorp.com, or by dialing 800-561-2601 (1-617-614-3518 for international callers) and using the pass code 88424219 approximately 5 minutes before the start of the call. The call will be open to the public with a question and answer session at the end of the call. A replay of the conference call will be available for 30 days on the Company’s Investor Relations page.

About Coinmach Service Corp.

Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

Presentation of Non-GAAP Financial Information

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Generated (after capital and interest) is defined as EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Generated (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, Management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Generated (after capital and interest) and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Generated (after capital and interest) and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Generated (after capital and interest) and EBITDA to net loss and cash flow provided from operating activities are included in the attached tables.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

For more information contact:

     Robert M. Doyle
     Chief Financial Officer
     516-349-8555

Source: Coinmach Service Corp.
(Tables Follow)

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter ended March 31,		Fiscal Year ended March 31,
	2005	2004	2005	2004
Revenues	$136,528	$132,880	$538,604	$531,088

Operating, general and administrative expense	95,537	94,037	377,668	375,169
Depreciation and amortization	19,344	18,284	76,431	72,529
Amortization of advance location payments	4,798	5,264	19,578	20,576
Amortization of intangibles	3,591	4,159	14,431	15,472
Other items, net	355	134	855	230

	123,625	121,878	488,963	483,976

Operating income	12,903	11,002	49,641	47,112

Interest expense	15,166	14,245	58,572	57,377

Interest expense-non cash preferred stock dividends (1)	—	6,390	18,230	24,714

Interest expense-escrow interest (2)	—	—	941	—
Transaction costs	254	—	17,389	—

Loss before income taxes	(2,517)	(9,633)	(45,491)	(34,979)
Benefit for income taxes	(145)	(1,578)	(10,166)	(3,648)

Net loss	$(2,372)	$(8,055)	$(35,325)	$(31,331)

Weighted average common shares Outstanding:
Class A common stock	18,911,532	18,911,532	18,911,532	18,911,532
Class B common stock	24,980,445	24,980,445	24,980,445	24,980,445

Total weighted average shares outstanding	43,891,977	43,891,977	43,891,977	43,891,977

Basic and diluted net loss per Class A share	$(0.03)	$(0.18)	$(0.78)	$(0.71)

(1)	Represents accrued dividends on Coinmach Laundry Corp.’s preferred stock previously held, that was retired in November and December 2004, as the result of the IDS transaction.

(2)	Represents interest for the period November 24, 2004 through December 24, 2004 on the portion of the 9% senior notes due 2010 redeemed in connection with the IDS transaction.

Supplemental Disclosure

Set forth below is supplemental disclosure that adjusts the Loss before Income Taxes for the periods presented by adding back transaction related costs and interest expense — escrow interest related to the IDS transactions, in order to exclude these expenses.

	Quarter ended March 31,		Fiscal Year ended March 31,
	2005	2004	2005	2004
Loss before income taxes	$(2,517)	$(9,633)	$(45,491)	$(34,979)

Add back:
Interest expense-non cash preferred stock dividends	—	6,390	18,230	24,714
Interest expense-escrow interest	—	—	941	—
Transaction costs	254	—	17,389	—

Loss before income taxes-adjusted	$(2,263)	$(3,243)	$(8,931)	$(10,265)

Loss before income taxes-adjusted per share	$(0.05)	$(0.07)	$(0.20)	$(0.23)

COINMACH SERVICE CORP.
RECONCILIATION OF NET LOSS TO EBITDA
(in thousands)

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Net loss	$(2,372)	$(8,055)	$(35,325)	$(31,331)
Depreciation and amortization	27,733	27,707	110,440	108,577
Benefit for income taxes	(145)	(1,578)	(10,166)	(3,648)
Interest expense	15,166	14,245	58,572	57,377
Interest expense-escrow interest	—	—	941	—
Interest expense-non cash preferred stock dividends	—	6,390	18,230	24,714

EBITDA (1)	40,382	38,709	142,692	155,689
Add back IDS transaction costs:	254	—	17,389	—

EBITDA (excluding IDS transaction costs)	$40,636	$38,709	$160,081	$155,689

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Cash flow provided by operating activities	$21,883	$15,825	$104,998	$97,052
Benefit for income taxes	(145)	(1,578)	(10,166)	(3,648)
Interest expense	15,166	14,245	58,572	57,377
Interest expense-escrow interest	—	—	941	—
Loss on redemption of 9% Senior notes	—	—	(14,770)	—
Gain on sale of investment and equipment	85	(604)	557	1,232
Stock based compensation	(22)	(23)	(78)	(176)
Deferred income taxes	(50)	1,430	10,166	3,753
Amortization of debt discount and deferred issue costs	(531)	(604)	(2,326)	(2,414)
Changes in assets and liabilities, net of effects of business combination	3,996	10,018	(5,202)	2,513

EBITDA (1)	40,382	38,709	142,692	155,689
Add back IDS transaction costs:	254	—	17,389	—

EBITDA (excluding IDS transaction costs)	$40,636	$38,709	$160,081	$155,689

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by U.S. generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by U.S. generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Fiscal Year ended March 31,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(35,325)	$(31,331)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	76,431	72,529
Amortization of advance location payments	19,578	20,576
Amortization of intangibles	14,431	15,472
Amortization of deferred issue costs	2,326	2,414
Deferred income taxes	(10,166)	(3,753)
Interest expense-non cash preferred stock dividends	18,230	24,714
Loss on redemption of 9% Senior notes due 2010	14,770	—
Stock based compensation	78	176
Gain on sale of investment and equipment	(557)	(1,232)
Changes in assets and liabilities	5,202	(2,513)

Net cash provided by operating activities	104,998	97,052

INVESTING ACTIVITIES:
Additions to property and equipment	(53,444)	(65,460)
Advance location payments to location owners	(18,051)	(21,272)
Acquisition of net assets related to acquisition of businesses	(628)	(3,615)
Proceeds from sale of investment	277	1,022
Proceeds from sale of property and equipment	919	876

Net cash used in investing activities	(70,927)	(88,449)

FINANCING ACTIVITIES:
Proceeds from issuance of IDSs	257,983	—
Proceeds from issuance of third party senior secured notes	20,000	—
Redemption of 9% Senior Notes due 2010	(125,500)	—
Payment of premium on 9% Senior Notes due 2010	(11,295)	—
IDS and third party senior secured notes issuance costs	(23,643)	—
Proceeds from credit facility	—	8,700
Repayments under credit facility	(19,830)	(9,613)
Principal payments on capitalized lease obligations	(4,331)	(3,995)
Borrowings from bank and other borrowings	105	498
Cash dividends	(2,701)	—
Redemption of preferred stock	(99,208)	—
Receivables from shareholders	—	(1)

Net cash used in financing activities	(8,420)	(4,411)

INCREASE IN CASH AND CASH EQUIVALENTS	25,651	4,192

CASH AND CASH EQUIVALENTS:
Beginning of year	31,620	27,428

End of year	$57,271	$31,620

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	March 31,	March 31,
	2005	2004
ASSETS:
Current assets:
Cash and cash equivalents	$57,271	$31,620
Receivables, net	6,486	6,207
Inventories	12,432	11,508
Assets held for sale	2,475	2,560
Prepaid expenses	4,994	5,097
Interest rate swap asset	832	—
Other current assets	2,625	1,974

Total current assets	87,115	58,966
Advance location payments	72,222	73,253
Property, equipment and leasehold improvements, net	264,264	283,688
Contract rights, net	309,698	323,152
Goodwill	204,780	204,780
Other assets	18,597	15,669

TOTAL ASSETS	$956,676	$959,508

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current liabilities:
Accounts payable and accrued expenses	$33,983	$28,806
Accrued rental payments	30,029	31,855
Accrued interest	9,512	7,549
Interest rate swap liability	—	3,597
Current portion of long-term debt	17,704	9,149

Total current liabilities	91,228	80,956
Deferred income taxes	65,546	73,775
Long-term debt, less current portion	690,687	708,482
Redeemable preferred stock	—	265,914

Total liabilities	847,461	1,129,127

Stockholders’ Equity (Deficit):
Class A common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 18,911,532 shares	189	—
Class B common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 24,980,445 shares	250	—
Common stock	—	167
Additional paid-in capital	319,038	5,022
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income (loss), net of tax	492	(2,006)
Accumulated deficit	(202,754)	(164,728)
Deferred compensation	(12)	(86)

Total stockholders’ equity (deficit)	109,215	(169,619)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$956,676	$959,508

(1) The March 31, 2004 balance sheet has been derived from the audited consolidated financial statements of Coinmach Laundry Corporation as of that date.

Set forth below are the consolidated financial statements of Coinmach Corporation. Coinmach Corporation is a wholly owned subsidiary of Coinmach Laundry Corporation, which in turn is a wholly owned subsidiary of the Company. Also set forth below is a reconciliation of net loss to EBITDA and a reconciliation of the Company’s EBITDA to that of Coinmach Corporation.

COINMACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenues	$136,528	$132,880	$538,604	$531,088

Operating, general and administrative expense	95,173	94,037	376,817	374,465
Depreciation and amortization	19,344	18,284	76,431	72,529
Amortization of advance location payments	4,798	5,264	19,578	20,576
Amortization of intangibles	3,591	4,159	14,431	15,472
Other items, net	355	134	855	230

	123,261	121,878	488,112	483,272
Operating income	13,267	11,002	50,492	47,816

Interest expense	13,491	14,245	56,253	57,377
Interest expense-escrow interest	—	—	941	—
Transaction costs	254	—	17,389	—

Loss before income taxes	(478)	(3,243)	(24,091)	(9,561)
Benefit for income taxes	(173)	(1,658)	(8,745)	(3,515)

Net loss	$(305)	$(1,585)	$(15,346)	$(6,046)

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
(in thousands)

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Net loss	$(305)	$(1,585)	$(15,346)	$(6,046)
Depreciation and amortization	27,733	27,707	110,440	108,577
Benefit for income taxes	(173)	(1,658)	(8,745)	(3,515)
Interest expense	13,491	14,245	56,253	57,377
Interest expense-escrow interest	—	—	941	—

EBITDA	40,746	38,709	143,543	156,393
Add back transaction costs:	254	—	17,389	—

EBITDA (excluding transaction costs)	$41,000	$38,709	$160,932	$156,393

RECONCILIATION OF EBITDA FROM COINMACH SERVICE CORP.
TO COINMACH CORPORATION
(in thousands)

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
EBITDA (excluding transaction costs) for Coinmach Service Corp.	$40,636	$38,709	$160,081	$155,689
General and administrative expense	364	—	851	704

EBITDA (excluding transaction costs) for Coinmach Corp.	$41,000	$38,709	$160,932	$156,393

COINMACH CORPORATION
RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended		Fiscal Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Cash flow provided by operating activities	$23,405	$16,254	$105,041	$97,878
Benefit for income taxes	(173)	(1,658)	(8,745)	(3,515)
Interest expense	13,491	14,245	56,253	57,377
Interest expense-escrow interest	—	—	941	—
Gain on sale of investment and equipment	85	(604)	557	1,232
Loss on redemption of 9% Senior notes	—	—	(14,770)	—
Deferred income taxes	(58)	1,537	8,745	3,619
Amortization of debt discount and deferred issue costs	(397)	(604)	(2,139)	(2,414)
Changes in assets and liabilities, net of effects of business combination	4,393	9,539	(2,340)	2,216

EBITDA	40,746	38,709	143,543	156,393
Add back transaction costs:	254	—	17,389	—

EBITDA (excluding transaction costs)	$41,000	$38,709	$160,932	$156,393

COINMACH CORPORATION
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Fiscal Year ended March 31,
OPERATING ACTIVITIES:	2005	2004
Net loss	$(15,346)	$(6,046)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	76,431	72,529
Amortization of advance location payments	19,578	20,576
Amortization of intangibles	14,431	15,472
Amortization of deferred issue costs	2,139	2,414
Deferred income taxes	(8,745)	(3,619)
Loss on redemption of 9% Senior notes due 2010	14,770	—
Gain on sale of investment and equipment	(557)	(1,232)
Changes in assets and liabilities	2,340	(2,216)

Net cash provided by operating activities	105,041	97,878

INVESTING ACTIVITIES:
Additions to property and equipment	(53,444)	(65,460)
Advance location payments to location owners	(18,051)	(21,272)
Acquisition of net assets related to acquisition of businesses	(628)	(3,615)
Proceeds from sale of investment	277	1,022
Proceeds from sale of property and equipment	919	876

Net cash used in investing activities	(70,927)	(88,449)

FINANCING ACTIVITIES:
Capital contributions from Parent	165,564	—
Dividends paid to Parent	(96,775)	—
Net borrowings (repayments) to Parent	1,498	(827)
Proceeds from intercompany note	81,670	—
Redemption of 9% Senior Notes due 2010	(125,500)	—
Payment of premium on 9% Senior Notes due 2010	(11,295)	—
Proceeds from credit facility	—	8,700
Repayments under credit facility	(19,830)	(9,613)
Principal payments on capitalized lease obligations	(4,331)	(3,995)
Borrowings from bank and other borrowings	105	498

Net cash used in financing activities	(8,894)	(5,237)

INCREASE IN CASH AND CASH EQUIVALENTS	25,220	4,192

CASH AND CASH EQUIVALENTS:
Beginning of year	31,620	27,428

End of year	$56,840	$31,620

COINMACH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Dollars in thousands)

	March 31,	March 31,
	2005	2004
ASSETS:
Current assets:
Cash and cash equivalents	$56,840	$31,620
Receivables, net	6,486	6,207
Inventories	12,432	11,508
Assets held for sale	2,475	2,560
Prepaid expenses	5,031	5,097
Interest rate swap asset	832	—
Other current assets	2,582	1,974

Total current assets	86,678	58,966

Advance location payments	72,222	73,253
Property, equipment and leasehold improvements, net	264,264	283,688
Contract rights, net	309,698	323,152
Goodwill	204,780	204,780
Other assets	7,619	15,670

TOTAL ASSETS	$945,261	$959,509

LIABILITIES AND STOCKHOLDER’S EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$33,129	$29,335
Accrued rental payments	30,029	31,855
Accrued interest	7,987	7,549
Interest rate swap liability	—	3,597
Current portion of long-term debt	17,704	9,149

Total current liabilities	88,849	81,485

Deferred income taxes	68,940	75,749
Long-term debt, less current portion	554,570	708,482
Loan payable to Parent	81,670	—
Due to Parent	51,534	50,036

Total liabilities	845,563	915,752

Stockholder’s Equity:
Common stock and additional paid-in capital	286,629	121,065
Accumulated other comprehensive income (loss), net of tax	492	(2,006)
Accumulated deficit	(187,423)	(75,302)

Total stockholder’s equity	99,698	43,757

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$945,261	$959,509